UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2020

ASSERTIO HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39294	85-0598378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Saunders Road, Suite 300, Lake Forest, IL 60045

(Address of Registrant’s Principal Executive Offices, including zip code)

(224) 419-7106

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	ASRT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 – Costs Associated with Exit or Disposal Activities

On December 14, 2020, the Board of Directors of Assertio Holdings, Inc. (the “Company”) approved a restructuring of the Company’s workforce, which will include the layoff of 107 full-time employees.  In addition, this restructuring will include the departure of four executives. The restructuring is intended to reduce the Company’s operating costs.

The Company expects to recognize approximately $8.0 to $10.0 million in severance and restructuring charges in the fourth quarter of 2020 and throughout 2021, consisting primarily of severance and other termination benefits. The layoffs and executive departures will result in annual expense savings of approximately $45.0 million.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Todd Smith

Effective as of December 14, 2020, Todd N. Smith, President and Chief Executive Officer and a director of Assertio Holdings, Inc. (the “Company”) voluntarily resigned as President and Chief Executive Officer and as a director of the Company. Mr. Smith’s decision to resign as a director does not arise from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election and Appointment of Daniel A. Peisert

Effective upon Mr. Smith’s resignation, the Board of Directors of the Company elected Daniel A. Peisert to serve as the Company’s President and Chief Executive Officer and appointed him as a director. There are no arrangements or understandings between Mr. Peisert and any other persons pursuant to which he was selected as President and Chief Executive Officer or as a director. There are also no family relationships between Mr. Peisert and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Peisert is 46 years old.

Mr. Peisert has served as Assertio’s Executive Vice President since May 2020 and Chief Financial Officer since December 2018. Mr. Peisert previously served as Assertio’s Senior Vice President, Business Development from August 2018 to November 2018 and Assertio’s Vice President, Business Development from September 2017 to August 2018. Prior to Assertio, from October 2016 to September 2017, Mr. Peisert served as Vice President, US Legacy Pharmaceuticals for Concordia International Corp., an international specialty pharmaceutical company. Prior to this, from March 2014 to October 2016, he was Vice President, Business Development for Concordia. From February 2012 to February 2014, Mr. Peisert served as a Research Analyst for Cupps Capital and from 2012 to 2013 he served as a member of the Board of Directors and Secretary of SureGene LLC. From 2008 to 2012, Mr. Peisert was Director of Finance and Business Development for Marathon Pharmaceuticals, LLC a privately held specialty pharmaceutical company. Prior to entering the pharmaceutical industry, he was a healthcare equity analyst and portfolio manager for Magnetar Capital and UBS O’Connor and began his career as an auditor for PricewaterhouseCoopers. Mr. Peisert holds a B.S. in Business with an emphasis on Accounting from the University of Minnesota. Through his executive leadership at the Company and other companies, Mr. Peisert contributes extensive finance, business and management experience operating pharmaceutical companies.

Mr. Smith’s Separation Agreement

In connection with Mr. Smith’s resignation as President and Chief Executive Officer of the Company, the Company and Mr. Smith agreed on the terms of Mr. Smith’s separation. In consideration of his release of claims against the Company, he will be entitled to (1) a lump sum payment equal to $948,600 (including his 2020 bonus and $3,000 in lieu of COBRA premiums) and salary continuation of $18,750 per month for 24 months; and (2) vesting of his unvested stock options. To assist with an orderly transition, Mr. Smith has also entered into a consulting arrangement with the Company under which he will provide consulting services to the Company for a period of three months following his departure from the Company in exchange for the Company’s payments to him of $11,000 per month. Mr. Smith is also required to execute a release of claims in order to receive, among other things, the cash payments described above.

Resignation of Mark Strobeck, Ph.D

Effective as of December 14, 2020, Mark Strobeck, Ph.D., Executive Vice President and Chief Operating Officer of the Company voluntarily resigned as Executive Vice President and Chief Operating Officer of the Company.

Dr. Strobeck’s Separation Agreement

In connection with Dr. Strobeck’s resignation as Executive Vice President and Chief Operating Officer of the Company, the Company and Dr. Strobeck agreed on the terms of his separation. In consideration of his release of claims against the Company, he will be entitled to (1) a lump sum payment equal to $562,119 (including his 2020 bonus and $3,000 in lieu of COBRA premiums) and salary continuation of $12,220 per month for 24 months; and (2) vesting of his unvested stock options. To assist with an orderly transition, Dr. Strobeck has also entered into a consulting arrangement with the Company under which he will provide consulting services to the Company for a period of three months following his departure from the Company in exchange for the Company’s payments to him of $6,667 per month. Dr. Strobeck is also required to execute a release of claims in order to receive, among other things, the cash payments described above.

Resignation of Timothy Walbert

On December 14, 2020, Timothy Walbert voluntarily resigned from his position as a director of the Company, effective immediately.

Special Note Regarding Forward Looking Statements

Statements included herein that are not historical facts are forward-looking statements that reflect the Company’s management’s current expectations, assumptions and estimates of future performance and economic conditions. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, future events or the future performance or operations of the Company. All statements other than historical facts may be forward-looking statements and can be identified by words such as “anticipate,” “believe,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may”, “objective,” “opportunity,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “would,” “will,” “aim” or other similar expressions that convey the uncertainty of future events or outcomes are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of the Company. Factors that could cause the Company’s actual results to differ materially from those implied in the forward-looking statements include: (1) risks related to disruption of management time from ongoing business operations due to the integration of the merger with Zyla Life Sciences (the “Merger”) and/or the restructuring; (2) unexpected costs, charges or expenses resulting from the Merger and/or the restructuring; (3) the ability of the Company to retain key personnel; (4) potential adverse changes to business relationships resulting from the Merger; (5) the combined company’s ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined company’s existing businesses; (6) negative effects of the Merger on the market price of the Company’s common stock, credit ratings and operating results; (7) legislative, regulatory and economic developments, including changing business conditions in the industries in which the Company operates; (8) the Company’s ability to successfully pursue and complete business development, strategic partnerships, and investment opportunities to build and grow for the future; (9) the commercial success and market acceptance of the Company’s products; (10) coverage of the Company’s products by payors and pharmacy benefit managers; (11) the Company’s ability to execute on its sales and marketing strategy, including developing relationships with customers, physicians, payors and other constituencies; (12) the entry of any generic products for any of the Company’s products; (13) the outcome of the Company’s opioid-related investigations, the Company’s opioid-related litigation brought by state and local governmental entities and private parties, and the Company’s insurance, antitrust, securities class action and other litigation, and the costs and expenses associated therewith; (14) the outcome of the Company’s antitrust litigation relating to the drug Glumetza ®; (15) the Company’s estimates regarding expenses, future revenues, capital requirements and needs for additional financing; (16) the Company’s ability to generate sufficient cash flow from its business to make payments on its indebtedness; (17) the Company’s ability to restructure or refinance its indebtedness and the Company’s compliance with the terms and conditions of the agreements governing its indebtedness; (18) compliance or non-compliance with legal and regulatory requirements related to the development or promotion of pharmaceutical products in the U.S.; (19) the Company’s ability to raise additional capital, if necessary; (20) variations in revenues obtained from collaborative agreements; (21) the Company’s collaborative partners’ compliance or non-compliance with obligations under its collaboration agreements; (22) the ability of the Company’s common stock to regain compliance with Nasdaq’s minimum closing bid requirement of at least $1.00 per share; (23) obtaining and maintaining intellectual property protection for the Company’s products; (24) the Company’s ability to operate its business without infringing the intellectual property rights of others; (25) the impact of disasters, acts of terrorism or global pandemics, including COVID-19; (26) general market conditions; (27) the direct and indirect impact of the resignations, appointment, and restructuring described herein; and other risks listed in the Company’s filings with the United States Securities and Exchange Commission (“SEC”). These risks are more fully described in the joint proxy statement/prospectus filed with the SEC in connection with the Merger and the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and in other filings the Company makes with the SEC from time to time. Investors and potential investors are urged not to place undue reliance on forward-looking statements in this communication, which speak only as of this date. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained herein whether as a result of new information or future events, except as may be required by applicable law. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance of the Company, whether following the resignations, appointment, and restructuring described herein or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated December 15, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2020	Assertio Holdings, Inc.

	By:	/s/ Daniel A. Peisert
Name: Daniel A. Peisert
Title: President and Chief Executive Officer